Exhibit 99.1


Contact:     Robert J. Hugin                                 Brian P. Gill
             Senior VP and CFO                               Director PR/IR
             Celgene Corporation                             Celgene Corporation
             (908) 673-9000                                  (908) 673-9000

     FDA BRIEFING DOCUMENTS FOR ADVISORY COMMITTEE MEETING AVAILABLE ONLINE

WASHINGTON, Sept 13, 2005 /PRNewswire-FirstCall via COMTEX News Network/ -- Celgene Corporation (Nasdaq: CELG) announced that the Oncologic Drugs Advisory Committee (ODAC) of the U.S. Food and Drug Administration (FDA) has posted on its website briefing documents for the ODAC meeting scheduled to review the REVLIMID(R) (lenalidomide) New Drug Application (NDA) seeking approval for REVLIMID for the treatment of patients with transfusion-dependent anemia due to low- or intermediate-1-risk myelodysplastic syndromes (MDS) associated with a deletion 5q cytogenetic abnormality with or without additional cytogenetic abnormalities. In order to obtain access to the FDA and Celgene REVLIMID
briefing                   documents,                    go                   to
http://www.fda.gov/ohrms/dockets/ac/05/briefing/2005-4174B2_01_01-Celgene-
Revlimid.pdf. The ODAC meeting is scheduled from 8:00 a.m. EDT to 12:30 p.m. EDT on Wednesday, September 14, 2005. The NDA for REVLIMID is under FDA priority review with a PDUFA date of October 7, 2005.

ABOUT CELGENE

Celgene Corporation, headquartered in Summit, New Jersey, is an integrated global pharmaceutical company engaged primarily in the discovery, development and commercialization of innovative therapies for the treatment of cancer and inflammatory diseases through gene and protein regulation. For more information, please visit the Company's website at www.celgene.com.

THIS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS WHICH ARE SUBJECT TO KNOWN AND UNKNOWN RISKS, DELAYS, UNCERTAINTIES AND OTHER FACTORS NOT UNDER THE COMPANY'S CONTROL, WHICH MAY CAUSE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM THE RESULTS, PERFORMANCE OR OTHER EXPECTATIONS EXPRESSED OR IMPLIED BY THESE FORWARD-LOOKING STATEMENTS. THESE FACTORS INCLUDE RESULTS OF CURRENT OR PENDING RESEARCH AND DEVELOPMENT ACTIVITIES, ACTIONS BY THE FDA AND OTHER REGULATORY AUTHORITIES, AND OTHER FACTORS DESCRIBED IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION SUCH AS OUR 10K, 10Q AND 8K REPORTS.

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